UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 14, 2017

(Date of earliest event reported)

GRIFFIN INDUSTRIAL REALTY, INC.

(Exact name of registrant as specified in charter)

Delaware	06-0868496
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Commission File Number	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number including Area Code	(212) 218-7910

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below regarding a new financial obligation is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 14, 2017, a subsidiary of Griffin Industrial Realty, Inc. (“Griffin” or the “Registrant”) closed on the refinancing of its nonrecourse mortgage loan (the “Existing Loan”) with Berkshire Bank (“Berkshire”) that was collateralized by 100 International Drive (“100 International”), an approximately 304,000 square foot industrial/warehouse building in New England Tradeport, Griffin’s industrial park in Windsor and East Granby, Connecticut. 100 International is fully leased to a tenant that recently entered into an amendment to extend its lease through July 31, 2025, six years beyond the original lease expiration date.

Immediately prior to the refinancing, the Existing Loan had a balance of approximately $10.1 million with a maturity date of February 1, 2019. The refinanced mortgage loan (the “New Loan”) is for $10.6 million, has a ten year term with principal payments based on a twenty-five year amortization schedule and is collateralized by 100 International. The New Loan has a variable interest rate based on the one-month LIBOR rate plus 2.05%, but Griffin entered into an interest rate swap agreement with Berkshire that effectively fixes the interest rate on the New Loan at 4.39% over the term of the New Loan. The Existing Loan had a variable interest rate that was effectively fixed at 6.35% through an interest rate swap agreement with Berkshire. Griffin paid approximately $0.3 million at closing to terminate the interest rate swap agreement on the Existing Loan. The excess proceeds from the loan refinancing were used to pay for the termination of the interest rate swap agreement on the Existing Loan and other transaction costs related to the refinancing.

Item 7.01.	Regulation FD Disclosure

A copy of Griffin’s July 17, 2017 press release announcing the closing of the New Loan is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1:  Griffin’s July 17, 2017 Press Release (attached hereto).

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section

21E of the Securities Exchange Act of 1934, as amended. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The forward-looking statements disclosed herein, are based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin. Griffin’s actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various important factors, including those set forth in Item 1A under the heading “Risk Factors” in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2016 and Griffin’s other reports filed with the Securities and Exchange Commission. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN INDUSTRIAL REALTY, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Vice President, Chief Financial Officer
and Secretary
Dated: July 17, 2017